Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	John R. Hawkins
Chief Executive Officer
January 10, 2011		612/617-8532
Hawkins, Inc.		John.Hawkins@HawkinsInc.com
3100 East Hennepin Avenue
Minneapolis, MN 55413		Kathleen P. Pepski
Chief Financial Officer
612/617-8571
Kathleen.Pepski@HawkinsInc.com
HAWKINS, INC. ANNOUNCES AGREEMENT TO ACQUIRE
THE ASSETS OF VERTEX CHEMICAL CORPORATION
Minneapolis, MN, January 10, 2011 — Hawkins, Inc. (Nasdaq: HWKN) today announced that it has entered into a definitive agreement to acquire substantially all the assets of Vertex Chemical Corporation and its affiliates.
Hawkins Chief Executive Officer, John R. Hawkins, commented, “We are extremely pleased to be welcoming a company the caliber of Vertex into the Hawkins organization. Vertex shares our value of placing the customer first and has built a high-quality manufacturing and distribution business focused on manufacture and packaging of sodium hypochlorite bleaches in strategically located facilities. We believe this transaction will offer significant benefits to our shareholders as we intend to build on Vertex’s capabilities, plant sites and employees to broaden the products and services offered to Vertex’s current customer base. In addition, this acquisition provides us with an expanded geographic footprint and additional infrastructure to support our strategy of geographic growth for our Water Treatment Group.”
Michael H. Moisio, Chairman of Vertex added, “My wife, Lee, and I have operated this family business for the last 32 years and we are very pleased with the opportunity for the Vertex business to increase its growth within the Hawkins organization. We have known and respected Hawkins and its management team for many years. Hawkins has a similar culture to that of Vertex, placing high value on quality and complete customer satisfaction. Both companies are committed to a seamless transition for our customers, suppliers and employees.”
Vertex Chemical Corporation and its affiliates had revenues of approximately $39 million in 2010. The acquisition is expected to be accretive to Hawkins’s earnings; however Vertex’s margins have historically been somewhat lower than those of Hawkins.
The transaction is subject to customary closing conditions and is expected to close in January.
Greene, Holcomb & Fisher served as the financial advisor to Hawkins, Inc. and The Valence Group served as the financial advisor to Vertex Chemical Corporation.
About Hawkins
Hawkins, Inc. distributes, blends and manufactures bulk and specialty chemicals for its customers in a wide variety of industries. Headquartered in Minneapolis, Minnesota, and with 20 facilities in 11 states, the Company creates value for its customers through superb customer service and support, quality products and personalized applications. For more information on Hawkins, visit www.hawkinsinc.com.
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HAWKINS, INC. ANNOUNCES AGREEMENT TO ACQUIRE THE ASSETS OF VERTEX CHEMICAL CORPORATION
January 10, 2011
Page Two
About Vertex Chemical Corporation
Vertex Chemical Corporation has been a manufacturer of sodium hypochlorite in the central Midwest since 1949. In addition to the manufacture of sodium hypochlorite bleaches, Vertex distributes and provides terminal services for bulk liquid inorganic chemicals, and contract and private label packaging for household chemicals. Corporate headquarters are located in St. Louis, Missouri, manufacturing sites in Dupo, IL; Camanche, IA; and Memphis, TN. Vertex is a Responsible Care member of the American Chemistry Council and the Chlorine Institute.
Cautionary statement regarding forward-looking statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, and the completion of the transaction. These statements are based on the current expectations of management of Hawkins, involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, liabilities, or delays, any of which could cause the transaction to not be consummated. The actual financial impact of the transaction may be negatively affected by changes in revenues or costs. Additional factors that may affect the future results of Hawkins are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. Hawkins is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.